Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS

Ray Davis	Ron Farnsworth
President & CEO	EVP/Chief Financial Officer
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4108
raydavis@umpquabank.com	ronfarnsworth@umpquabank.com

Umpqua Holdings Corporation Schedules First Quarter 2014 Earnings Conference Call for Tuesday, April 22, 2014

PORTLAND, Ore., April 2, 2014 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, will conduct a quarterly earnings conference call Tuesday, April 22, 2014, at 10:00 a.m. PDT (1:00 p.m. EDT) during which the Company will discuss first quarter results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 378-4353 a few minutes before 10:00 a.m. and entering the following conference ID: 1569388. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 1569388 or by visiting www.umpquaholdingscorp.com. Information to be discussed on the call will be available on the Company's website after the market closes on Monday, April 21, 2014.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations between San Francisco, California, and Seattle, Washington, along the Oregon and Northern California Coast, Central Oregon and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and non-profits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

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